Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Wilsons The Leather Experts Inc.:
We consent to the incorporation by reference in the registration statements No. 333-130279, 333-29837, 333-70793, 333-79301, 333-39304, 333-109976 and 333-109977 on Form S-8 and No. 333-117135 on Form S-3 of Wilsons The Leather Experts Inc., of our reports dated March 30, 2007, with respect to the consolidated balance sheets of Wilsons The Leather Experts Inc. as of February 3, 2007, and January 28, 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the fiscal years in the three-year period ended February 3, 2007, and the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007, and the effectiveness of internal control over financial reporting as of February 3, 2007, which reports appear in the February 3, 2007 Annual Report on Form 10-K of Wilsons The Leather Experts Inc.
Our report dated March 30, 2007 notes that the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” on January 29, 2006 and Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” on January 29, 2006.

/s/ KPMG LLP
KPMG LLP

Minneapolis, Minnesota
March 30, 2007